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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 and Prospectus of Price Enterprises, Inc. and the Offering Circular of Price/Costco, Inc. of our reports dated November 14, 1994 included in the Form 10-K of PriceCostco, Inc. for the fiscal year ended August 28, 1994 and to all references to our firm included therein.


ARTHUR ANDERSEN LLP


Seattle, Washington
  November 14, 1994